UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2014, Apricus Biosciences, Inc. (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”) which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $22.0 million of the Company’s common stock over the 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 255,161 of the Company’s common shares (the “Commitment Shares”). Upon the execution of the Purchase Agreement, the Company agreed to sell to Aspire Capital 1,159,824 common stock (the “Initial Purchase Shares”) at $1.72 per share for proceeds of $2,000,000. The Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file one or more registration statements, as permissible and necessary to register, under the Securities Act of 1933, as amended (the “Securities Act”), the sale of the shares of the Company’s common stock that have been and may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement to the Company’s prospectus, dated January 11, 2012, filed as part of the Company’s effective $100 million shelf registration statement on Form S-3, File No. 333-178832, registering all of the shares of common stock that may be offered and sold to Aspire Capital from time to time.

Under the Purchase Agreement until August 12, 2016, the Company has the right to sell up to an additional $20.0 million of the Company’s common stock in the aggregate to Aspire Capital. Specifically, on any trading day on which the closing sale price of the Company’s common stock equals or exceeds $1.00 per share, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 100,000 shares of the Company’s common stock, per trading day (which may be increased by an additional 2,000,000 shares by mutual agreement), provided that the aggregate price of each such purchase shall not exceed $500,000 per trading day unless mutually agreed, at a per share price (the “Purchase Price”) equal to the lesser of:

•	the lowest sale price of the Company’s common stock on the purchase date; or

•	the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital for 100,000 shares of common stock and the closing sale price of our common stock is equal to or greater than $1.00 per common share, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the NASDAQ Capital Market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of stock the Company may determine (the “VWAP Purchase Share Volume Maximum”), and a minimum trading price (the “VWAP Minimum Price Threshold”) which is equal to the greater of (a) 80% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice. The purchase price per share pursuant to a VWAP Purchase Notice shall be the lower of (i) the closing sale price on the date of sale and (ii) 97% of the volume weighted average price for the Company’s common stock traded on The NASDAQ Capital Market on (i) the VWAP Purchase Date if the aggregate stock to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as aggregate stock to be purchased will equal the VWAP Purchase Share Volume Maximum or the time at which the sale of the stock falls below the VWAP Minimum Price Threshold.

The Purchase Price and the respective prices and share numbers in the preceding paragraphs will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common stock is less than $1.00. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any penalty or cost to the Company. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement. Any proceeds the Company receives under the Purchase Agreement are expected to be used for general working capital.

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 7,616,680 (the “Exchange Cap”), which represents 19.99% of the Company’s outstanding shares of common stock as of August 12, 2014, unless stockholder approval or an exception pursuant to the rules of the NASDAQ Capital Market is obtained to issue more than 19.99%. This limitation shall not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares issued under the Purchase Agreement is equal to or greater than $1.97, which was the closing sale price of the Company’s common stock on August 11, 2014. The Company is not required or permitted to issue any shares of common stock under the Purchase Agreement if such issuance would breach its obligations under the rules or regulations of the NASDAQ Capital Market. If the Company elects to sell more than 7,616,680 shares of its common stock, it must first obtain the approval of its stockholders to do so, if necessary, and register under the Securities Act the sale of any additional shares the Company may elect to sell to Aspire Capital before it can put such additional shares to Aspire Capital under the Purchase Agreement.

The Purchase Agreement also provides for customary events of default, upon the occurrence of which Aspire Capital may terminate the Purchase Agreement. Such events of default include, among others:

•	the lapse, or unavailability to Aspire Capital for the sale of stock of the Company’s common stock, of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, subject to specified cure periods;

•	the suspension from trading or failure of the Company’s common stock to be listed on a Principal Market (as defined in the Purchase Agreement) for a period of three consecutive business days;

•	the delisting of the Company’s common stock from the Principal Market, provided the Company’s common stock is not within three business days thereafter trading on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the OTC Bulletin Board or the OTCQB or OTCQX market places of the OTC Markets;

•	the failure for any reason by the Company’s transfer agent to issue Purchase Shares to Aspire Capital within five business days after the applicable Purchase Date (as defined in the Purchase Agreement) that Aspire Capital is entitled to receive;

•	if any proceeding against the Company is commenced pursuant to or within the meaning of any applicable bankruptcy or insolvency law;

•	if at any time the number of shares sold pursuant to the Purchase Agreement exceeds the Exchange Cap, if applicable, unless and until stockholder approval is obtained; and

•	any breach by the Company of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days for those breaches that are reasonably curable.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement. For a full description of all terms, please refer to copies of the Purchase Agreement and the Registration Rights Agreement that are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement. The Company’s press release announcing its entry into the Purchase Agreement with Aspire Capital is filed herewith as Exhibit 99.1.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance of shares of the Company’s common stock pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On August 8, 2014, the Company provided written notice of its termination of the previously-disclosed Sales Agreement, dated December 31, 2011 and amended on April 15, 2013 (the “Sales Agreement”), with Ascendiant Capital

Markets (“ Ascendiant”). The Sales Agreement established an at-the-market program through which the Company had the right to sell, from time to time and at its sole discretion, shares of its common stock having an aggregate offering price of $20,000,000 through Ascendiant. The Company voluntarily terminated the Sales Agreement with Ascendiant in connection with entering into the Purchase Agreement with Aspire.

Item 2.02	Results of Operations and Financial Condition

On August 12, 2014, the Company issued a press release announcing its results of operations for the quarter ended June 30, 2014. The full text of such press release is furnished as Exhibit 99.2 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 2.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2014, Sanford D. Smith was appointed to serve as a Class II director of Company, with an initial term expiring at the Company’s 2015 annual meeting of stockholders. This appointment by the Company’s Board of Directors (the “Board”) was based on the recommendation of its corporate governance/nominating committee. In connection with his appointment as a director, Mr. Smith was awarded a stock option grant for 85,000 shares of the Company’s common stock under the Company’s 2012 Stock Long Term Incentive Plan with an exercise price equal to the fair market value of the common stock on the date of grant.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Mr. Smith has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1	Common Stock Purchase Agreement, dated as of August 12, 2014, by and between Apricus Bioscience, Inc. and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of August 12, 2014, by and between Apricus Biosciences, Inc. and Aspire Capital Fund, LLC.

99.1	Press Release of Apricus Biosciences, Inc. dated August 12, 2014.

99.2	Press Release of Apricus Biosciences, Inc. dated August 12, 2014.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: August 12, 2014	By:	/s/ Steve Martin
Name: Steve Martin
Title: Senior Vice President, Chief Financial Officer and Secretary

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